PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
630 Fifth Ave, Suite 2400
New York, New York 10111
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com

FOR IMMEDIATE RELEASE

CHIMERA INVESTMENT CORPORATION REPORTS 4TH QUARTER 2024 EARNINGS
NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the fourth quarter and full year ended December 31, 2024.
Financial Highlights(1):
•4TH QUARTER GAAP NET LOSS OF $2.04 PER DILUTED COMMON SHARE
•4TH QUARTER EARNINGS AVAILABLE FOR DISTRIBUTION(2) OF $0.37 PER DILUTED COMMON SHARE
•FULL YEAR GAAP NET INCOME OF $90 MILLION, OR $1.10 PER DILUTED COMMON SHARE
•FULL YEAR EARNINGS AVAILABLE FOR DISTRIBUTION(1) OF $121 MILLION, OR $1.48 PER DILUTED COMMON SHARE
•GAAP BOOK VALUE OF $19.72 PER COMMON SHARE AT DECEMBER 31, 2024 AND ECONOMIC RETURN(3) OF 4.40% FOR THE YEAR ENDED DECEMBER 31, 2024

“In 2024, we made progress on our initiative towards building a more durable and diversified portfolio. We expect the acquisition of Palisades to strengthen our existing business and provide additional opportunities to add value for our shareholders in 2025 and over the long term,” said Phillip J. Kardis II, President and CEO.

(1) All per share amounts, common shares outstanding and restricted shares for all periods presented reflect the Company's 1-for-3 reverse stock split, which was effective after the close of trading on May 21, 2024.
(2) Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion on page 5.
(3) Our economic return is measured by the change in GAAP book value per common share plus common stock dividend.

Other Information
Chimera is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing for itself and for unrelated third parties through its investment management and advisory services in a diversified portfolio of real estate assets, including residential mortgage loans, Non-Agency RMBS, Agency RMBS, business purpose and investor loans, including RTLs, and other real estate-related assets such as Agency CMBS.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(Unaudited)
	December 31, 2024	December 31, 2023
Cash and cash equivalents	$83,998	$221,684
Non-Agency RMBS, at fair value (net of allowance for credit losses of $28 million and $19 million, respectively)	1,064,169	1,043,806
Agency MBS, at fair value	519,218	102,484
Loans held for investment, at fair value	11,196,678	11,397,046
Accrued interest receivable	81,386	76,960
Other assets	170,924	87,018
Derivatives, at fair value	117	—
Total assets (1)	$13,116,490	$12,928,998
Liabilities:
Secured financing agreements ($4.1 billion and $3.6 billion pledged as collateral, respectively, and includes $319 million and $350 million at fair value, respectively)	$2,824,371	$2,432,115
Securitized debt, collateralized by Non-Agency RMBS ($229 million and $249 million pledged as collateral, respectively)	71,247	75,012
Securitized debt at fair value, collateralized by Loans held for investment ($10.2 billion and $10.7 billion pledged as collateral, respectively)	6,984,495	7,601,881
Long term debt	134,646	—
Payable for investments purchased	454,730	158,892
Accrued interest payable	41,472	38,272
Dividends payable	34,265	54,552
Accounts payable and other liabilities	45,075	9,355
Total liabilities (1)	$10,590,301	$10,370,079
Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	104
8.00% Series D cumulative redeemable: 8,000,000 shares issued and outstanding, respectively ($200,000 liquidation preference)	80	80
Common stock: par value $0.01 per share; 166,666,667 shares authorized, 80,922,221 and 80,453,552 shares issued and outstanding, respectively	809	804
Additional paid-in-capital	4,390,516	4,370,130
Accumulated other comprehensive income	159,449	185,668
Cumulative earnings	4,341,111	4,165,046
Cumulative distributions to stockholders	(6,366,068)	(6,163,101)
Total stockholders' equity	$2,526,189	$2,558,919
Total liabilities and stockholders' equity	$13,116,490	$12,928,998
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities, or VIEs, that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of December 31, 2024, and December 31, 2023, total assets of consolidated VIEs were $9,970,094 and $10,501,840, respectively, and total liabilities of consolidated VIEs were $6,766,505 and $7,349,109, respectively.

Net Income (Loss)
(dollars in thousands, except share and per share data)
(Unaudited)
		For the Years Ended
		December 31, 2024	December 31, 2023	December 31, 2022
Net interest income:
Interest income (1)		$760,950	$772,904	$773,121
Interest expense (2)		496,274	509,541	333,293
Net interest income		264,676	263,363	439,828

Increase (decrease) in provision for credit losses		9,838	11,371	7,037

Other income (losses):
Net unrealized gains (losses) on derivatives		2,963	(6,411)	(1,482)
Realized gains (losses) on derivatives		(21,540)	(40,957)	(561)
Periodic interest cost of swaps, net		23,780	17,167	(1,752)
Net gains (losses) on derivatives		5,203	(30,201)	(3,795)
Investment management and advisory fees	2,710	2,710	—	—
Net unrealized gains (losses) on financial instruments at fair value		10,811	34,373	(736,899)
Net realized gains (losses) on sales of investments		(5,219)	(31,234)	(76,473)
Gains (losses) on extinguishment of debt		—	3,875	(2,897)
Other investment gains (losses)		9,543	1,091	(1,866)
Total other income (losses)		23,048	(22,096)	(821,930)

Other expenses:
Compensation and benefits (3)		41,364	30,570	49,378
General and administrative expenses		23,201	25,117	22,651
Servicing and asset manager fees		29,795	32,624	36,005
Amortization of intangibles and depreciation expenses		321	—	—
Transaction expenses		7,091	15,379	16,146
Total other expenses		101,772	103,690	124,180
Income (loss) before income taxes		176,114	126,206	(513,319)
Income taxes		49	102	(253)
Net income (loss)		$176,065	$126,104	$(513,066)

Dividends on preferred stock		85,736	73,750	73,765

Net income (loss) available to common shareholders		$90,329	$52,354	$(586,831)

Net income (loss) per share available to common shareholders:
Basic		$1.12	$0.68	$(7.53)
Diluted		$1.10	$0.68	$(7.53)

Weighted average number of common shares outstanding:
Basic		80,976,745	76,685,785	77,979,582
Diluted		82,157,622	77,539,289	77,979,582

(1) Includes interest income of consolidated VIEs of $640,499, $593,384 and $551,253 for the years ended December 31, 2024, 2023, and 2022.
(2) Includes interest expense of consolidated VIEs of $293,509, $282,542 and $197,823 for the years ended December 31, 2024, 2023, and 2022.
(3) Includes a related-party, non-cash imputed compensation expense from Palisades Acquisition of $10 million for the year ended December 31, 2024.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Years Ended
	December 31, 2024	December 31, 2023	December 31, 2022
Comprehensive income (loss):
Net income (loss)	$176,065	$126,104	$(513,066)
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	(26,219)	(44,990)	(175,709)
Reclassification adjustment for net realized losses (gains) included in net income	—	1,313	—
Other comprehensive income (loss)	$(26,219)	$(43,677)	$(175,709)
Comprehensive income (loss) before preferred stock dividends	$149,846	$82,427	$(688,775)
Dividends on preferred stock	$85,736	$73,750	$73,765
Comprehensive income (loss) available to common stock shareholders	$64,110	$8,677	$(762,540)

Earnings available for distribution

Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income excluding (i) unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, (ii) realized gains or losses on the sales of investments, (iii) gains or losses on the extinguishment of debt, (iv) changes in the provision for credit losses, (v) unrealized gains or losses on derivatives, (vi) realized gains or losses on derivatives, (vii) transaction expenses, (viii) stock compensation expenses for retirement eligible awards, (ix) amortization of intangibles and depreciation expenses, (x) non-cash imputed compensation expense related to business acquisitions, and (xi) other gains and losses on equity investments.

Non-cash imputed compensation expense reflects the portion of the consideration paid in the Palisades Acquisition that pursuant to the seller’s contractual arrangements is distributable to the seller’s legacy employees (who are now our employees) and that for GAAP purposes is recorded as non-cash imputed compensation expense with an offsetting entry recorded as non-cash contribution from a related party to our shareholder’s equity. The excluded amounts do not include any normal, recurring compensation paid to our employees.

Transaction expenses are primarily comprised of costs only incurred at the time of execution of our securitizations, certain structured secured financing agreements, and business combination transactions and include costs such as underwriting fees, legal fees, diligence fees, accounting fees, bank fees and other similar transaction-related expenses. These costs are all incurred prior to or at the execution of the transaction and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from earnings available for distribution. We believe that excluding these costs is useful to investors as it is generally consistent with our peer group’s treatment of these costs in their non-GAAP measures presentation, mitigates period to period comparability issues tied to the timing of securitization and structured finance transactions, and is consistent with the accounting for the deferral of debt issue costs prior to the fair value election option made by us. In addition, we believe it is important for investors to review this metric which is consistent with how management internally evaluates the performance of the Company. Stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (generally 36 months) rather than reported as an immediate expense.

We view Earnings available for distribution as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities and other cash needs. To maintain our qualification as a REIT, U.S. federal income tax law generally requires that we distribute at least 90% of our REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Earnings available for distribution, however, is different than REIT taxable income, and the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income is not based on Earnings available for distribution. Therefore, Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay. We believe Earnings available for distribution helps us and investors evaluate our financial performance period over period without the impact of certain non-recurring transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for or superior to net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs.

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis.

	For the Quarters Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(dollars in thousands, except per share data)
GAAP Net income (loss) available to common stockholders	$(168,275)	$113,672	$33,913	$111,016	$12,104
Adjustments (1):
Net unrealized (gains) losses on financial instruments at fair value	181,197	(104,012)	(11,231)	(76,765)	(6,815)
Net realized (gains) losses on sales of investments	1,468	—	—	3,750	3,752
(Gains) losses on extinguishment of debt	—	—	—	—	2,473
Increase (decrease) in provision for credit losses	4,448	358	3,684	1,347	2,330
Net unrealized (gains) losses on derivatives	(276)	14,457	(11,955)	(5,189)	15,871
Realized (gains) losses on derivatives	(641)	4,864	17,317	—	—
Transaction expenses	4,707	2,317	—	67	425
Stock Compensation expense for retirement eligible awards	(307)	(424)	(419)	1,024	(391)
Amortization of intangibles and depreciation expenses (2)	321	—	—	—	—
Non-cash imputed compensation related to business acquisition	10,296	—	—	—	—
Other investment (gains) losses	(2,490)	(1,366)	(1,001)	(4,686)	986
Earnings available for distribution	$30,448	$29,866	$30,308	$30,564	$30,735

GAAP net income (loss) per diluted common share	$(2.04)	$1.39	$0.41	$1.36	$0.16
Earnings available for distribution per adjusted diluted common share	$0.37	$0.36	$0.37	$0.37	$0.40
(1) As a result of the Palisades Acquisition, we updated the determination of earnings available for distribution to exclude non-recurring acquisition-related transaction expenses, non-cash amortization of intangibles and depreciation expenses, and non-cash imputed compensation expenses. These expenses are excluded as they relate to the Palisades Acquisition and are not directly related to generation of our portfolio’s investment income.
(2) Non-cash amortization of intangibles and depreciation expenses related to Palisades Acquisition

The following tables provide a summary of the Company’s MBS portfolio at December 31, 2024 and December 31, 2023.

	December 31, 2024
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,010,128	$45.11	60.83	5.7%	17.6%
Subordinated	648,977	59.18	57.99	4.5%	8.0%
Interest-only	2,644,741	5.81	2.77	0.7%	6.6%
Agency RMBS
CMO	464,640	99.97	99.36	5.8%	5.8%
Interest-only	380,311	5.15	4.41	0.7%	6.9%
Agency CMBS
Project loans	40,882	101.51	84.07	3.5%	3.4%
Interest-only	449,437	1.36	1.43	0.5%	8.9%
(1) Bond Equivalent Yield at period end.

	December 31, 2023
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,073,632	$45.69	$62.98	5.7%	17.3%
Subordinated	583,049	50.92	47.49	3.3%	6.7%
Interest-only	2,874,680	5.49	3.16	0.5%	4.2%
Agency RMBS
Interest-only	392,284	4.90	3.83	0.1%	5.7%
Agency CMBS
Project loans	86,572	101.44	91.46	4.0%	3.8%
Interest-only	478,239	1.62	1.73	0.5%	8.2%
(1) Bond Equivalent Yield at period end.

At December 31, 2024 and December 31, 2023, the secured financing agreements collateralized by MBS and Loans held for investment had the following remaining maturities and borrowing rates.

	December 31, 2024			December 31, 2023
	(dollars in thousands)
	Principal	Weighted Average Borrowing Rates	Range of Borrowing Rates	Principal	Weighted Average Borrowing Rates	Range of Borrowing Rates
Overnight	$—	N/A	NA	$—	N/A	NA
1 to 29 days	642,358	5.61%	4.66% - 7.52%	272,490	7.35%	6.30% - 8.22%
30 to 59 days	959,559	7.79%	5.34% - 12.50%	495,636	6.68%	5.58% - 7.87%
60 to 89 days	318,750	5.58%	4.87% - 7.02%	305,426	7.17%	5.93% - 7.85%
90 to 119 days	51,416	6.38%	5.51% - 6.77%	54,376	7.46%	6.59% - 7.80%
120 to 180 days	123,072	6.15%	5.82% - 6.77%	105,727	7.09%	6.72% - 7.80%
180 days to 1 year	409,760	6.79%	5.80% - 7.49%	39,620	7.06%	6.66% - 7.39%
1 to 2 years	—	N/A	NA	808,601	9.36%	8.36% - 12.50%
2 to 3 years	337,245	5.02%	5.02% - 5.02%	—	N/A	N/A
Greater than 3 years	—	N/A	NA	362,215	5.11%	5.10% - 7.15%
Total	$2,842,160	6.48%		$2,444,091	7.51%

The following table summarizes certain characteristics of our portfolio at December 31, 2024 and December 31, 2023.

	December 31, 2024	December 31, 2023
GAAP Leverage at period-end	4.0:1	4.0:1
GAAP Leverage at period-end (recourse)	1.2:1	1.0:1

	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Portfolio Composition	Amortized Cost		Fair Value
Non-Agency RMBS	7.9%	7.5%	8.3%	8.3%
Senior	3.7%	4.0%	4.8%	5.4%
Subordinated	3.0%	2.3%	2.9%	2.2%
Interest-only	1.2%	1.2%	0.6%	0.7%
Agency RMBS	3.7%	0.2%	3.7%	0.1%
CMO	3.6%	—%	3.6%	—%
Interest-only	0.1%	0.2%	0.1%	0.1%
Agency CMBS	0.4%	0.7%	0.4%	0.7%
Project loans	0.3%	0.6%	0.3%	0.6%
Interest-only	0.1%	0.1%	0.1%	0.1%
Loans held for investment	88.0%	91.6%	87.6%	90.9%
Fixed-rate percentage of portfolio	87.9%	96.5%	87.3%	95.9%
Adjustable-rate percentage of portfolio	12.1%	3.5%	12.7%	4.1%

Economic Net Interest Income

Our Economic net interest income is a non-GAAP financial measure that equals GAAP net interest income adjusted for net periodic interest cost of interest rate swaps and excludes interest earned on cash. For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Net gains (losses) on derivatives in our Consolidated Statements of Operations. Interest rate swaps are used to manage the increase in interest paid on secured financing agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing all components of interest expense and net interest income of our investment portfolio. However, Economic net interest income should not be viewed in isolation and is not a substitute for net interest income computed in accordance with GAAP. Where indicated, interest expense, adjusting for any interest earned on cash, is referred to as Economic interest expense. Where indicated, net interest income reflecting net periodic interest cost of interest rate swaps and any interest earned on cash, is referred to as Economic net interest income.

The following table reconciles the Economic net interest income to GAAP net interest income and Economic interest expense to GAAP interest expense for the periods presented.

	GAAP Interest Income	GAAP Interest Expense	Periodic Interest Cost of Interest Rate Swaps	Economic Interest Expense	GAAP Net Interest Income	Periodic Interest Cost of Interest Rate Swaps	Other (1)	Economic Net Interest Income
For the Year Ended December 31, 2024	$760,950	$496,274	$(23,780)	$472,494	$264,676	$23,780	$(7,352)	$281,104
For the Year Ended December 31, 2023	$772,904	$509,541	$(17,167)	$492,374	$263,363	$17,167	$(9,871)	$270,659
For the Year Ended December 31, 2022	$773,121	$333,293	$1,752	$335,045	$439,828	$(1,752)	$(2,505)	$435,571

For the Quarter Ended December 31, 2024	$192,364	$126,540	$(4,542)	$121,997	$65,824	$4,542	$(1,169)	$69,197
For the Quarter Ended September 30, 2024	$195,295	$128,844	$(6,789)	$122,054	$66,451	$6,789	$(1,729)	$71,511
For the Quarter Ended June 30, 2024	$186,717	$119,422	$(6,971)	$112,451	$67,295	$6,971	$(1,872)	$72,394
For the Quarter Ended March 31, 2024	$186,574	$121,468	$(5,476)	$115,992	$65,106	$5,476	$(2,581)	$68,001
(1) Primarily interest income on cash and cash equivalents

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarters Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	(dollars in thousands)			(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency RMBS (3)	$682,811	$10,505	6.1%	$627,966	$10,343	6.6%	$19,136	$303	6.3%
Agency CMBS	41,906	507	4.8%	44,236	502	4.5%	105,270	1,138	4.3%
Non-Agency RMBS	1,000,496	29,508	11.8%	978,811	30,365	12.4%	950,366	29,611	12.5%
Loans held for investment	11,107,918	150,674	5.4%	11,260,536	152,355	5.4%	11,882,662	158,501	5.3%
Total	$12,833,131	$191,194	6.0%	$12,911,549	$193,565	6.1%	$12,957,434	$189,553	5.9%

Liabilities and stockholders' equity:
Interest-bearing liabilities (2):
Secured financing agreements collateralized by:
Agency RMBS (3)	$637,645	$7,438	5.0%	$537,265	$7,563	5.7%	$—	$—	—%
Agency CMBS	29,194	366	5.0%	31,001	423	5.5%	75,847	1,071	5.6%
Non-Agency RMBS	657,762	10,537	6.4%	649,412	11,088	6.8%	710,550	13,561	7.6%
Loans held for investment	1,745,522	27,973	6.4%	1,699,744	26,643	6.3%	1,761,188	30,298	6.9%
Securitized debt	7,670,967	72,209	3.8%	7,887,609	73,867	3.7%	8,422,017	76,327	3.6%
Long term debt (3)	139,750	3,474	9.9%	99,938	2,470	9.9%	—	—	—%
Total	$10,880,840	$121,997	4.5%	$10,904,969	$122,054	4.5%	$10,969,602	$121,257	4.4%

Economic net interest income/net interest rate spread		$69,197	1.5%		$71,511	1.6%		$68,296	1.5%

Net interest-earning assets/net interest margin	$1,952,291		2.2%	$2,006,580		2.2%	$1,987,832		2.1%

Ratio of interest-earning assets to interest bearing liabilities	1.18			1.18			1.18

(1) Interest-earning assets at amortized cost.
(2) Interest includes periodic net interest cost on swaps.
(3) These amounts have been adjusted to reflect the daily outstanding averages for which the financial instruments were held during the period.

The table below shows our Net Income and Economic net interest income as a percentage of average stockholders' equity and Earnings available for distribution as a percentage of average common stockholders' equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of our beginning and ending stockholders' equity balance for the period reported. Economic Net Interest Income and Earnings available for distribution are non-GAAP measures as defined in previous sections.

	Return on Average Equity	Economic Net Interest Income/Average Equity	Earnings available for distribution/Average Common Equity
	(Ratios have been annualized)
For the Year Ended December 31, 2024	6.72%	10.72%	7.16%
For the Year Ended December 31, 2023	4.87%	10.45%	7.19%
For the Year Ended December 31, 2022	(16.69)%	14.17%	11.96%

For the Quarter Ended December 31, 2024	(22.27)%	10.52%	7.16%
For the Quarter Ended September 30, 2024	20.30%	10.64%	6.79%
For the Quarter Ended June 30, 2024	8.57%	11.06%	7.08%
For the Quarter Ended March 31, 2024	19.90%	10.45%	7.31%

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on interest-only investments, during the previous five quarters.

	For the Quarters Ended
	(dollars in thousands)
Accretable Discount (Net of Premiums)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Balance, beginning of period	$123,953	$125,881	$130,624	$139,737	$147,252
Accretion of discount	(8,855)	(10,949)	(11,142)	(8,179)	(12,840)
Purchases	—	2,834	919	1,848	—
Sales	—	—	—	—	—
Elimination in consolidation	—	—	—	—	—
Transfers from/(to) credit reserve, net	2,105	6,187	5,480	(2,782)	5,325
Balance, end of period	$117,203	$123,953	$125,881	$130,624	$139,737

Disclaimer
In this press release references to “we,” “us,” “our” or “the Company” refer to Chimera Investment Corporation and its subsidiaries unless specifically stated otherwise or the context otherwise indicates. This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal,” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “would,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our ability to obtain funding on favorable terms and access the capital markets; our ability to achieve optimal levels of leverage and effectively manage our liquidity; changes in inflation, the yield curve, interest rates and mortgage prepayment rates; our ability to manage credit risk related to our investments and comply with the

Risk Retention Rules; rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments; the concentration of properties securing our securities and residential loans in a small number of geographic areas; our ability to execute on our business and investment strategy; our ability to determine accurately the fair market value of our assets; changes in our industry, the general economy or geopolitical conditions; our ability to successfully integrate and realize the anticipated benefits of any acquisitions, including the Palisades Acquisition; our ability to operate our investment management and advisory services and manage any regulatory rules and conflicts of interest; the degree to which our hedging strategies may or may not be effective; our ability to effect our strategy to securitize residential mortgage loans; our ability to compete with competitors and source target assets at attractive prices; our ability to find and retain qualified executive officers and key personnel; the ability of servicers and other third parties to perform their services at a high level and comply with applicable law and expanding regulations; our dependence on information technology and its susceptibility to cyber-attacks; our ability to comply with extensive government regulation; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our ability to maintain our classification as a real estate investment trust for U.S. federal income tax purposes; the volatility of the market price and trading volume of our shares; and our ability to make distributions to our stockholders in the future.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors, is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that any financial information in this press release is based on Company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.